UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park Livingston, New Jersey (Address of principal executive offices)	070340 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Milestone Scientific Inc. (the “Company”) was held on May 30, 2018. At the Annual Meeting, the Company’s stockholders:

●	Elected six incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified; and

●	Approved, on an advisory basis, the appointment of Friedman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Leslie Bernhard	11,720,914	164,412	16,052,871
Leonard Osser	11,723,966	161,360	16.052,871
Leonard M. Schiller	11,723,966	161,360	16,052,871
Gian Domenico Trombetta	11,723,971	161,355	16,052,871
Edward Zelnick, M.D.	11,720,994	164,332	16,052,871
Michael McGeehan	11,721,655	163,671	16,052,871

Proposal 2	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Advisory approval of Friedman LLP as the Company’s independent auditors for the 2018 fiscal year	27,722,667	215,530	-0-	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.
Dated: May 31, 2018	By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer